UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only(as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

EXXON MOBIL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Executive Compensation Overview Executive Compensation Overview Audio Webcast May 10, 2013 1:00 p.m. CT

Cautionary Statement
Cautionary Statement
Before you cast your vote on Management Resolution Item 3 - Advisory Vote to Approve Executive
Compensation, please review this summary, as well as the more detailed information included in the
Compensation Discussion and Analysis, compensation tables, and narrative in ExxonMobil’s 2013 Proxy
Statement.
Frequently Used Terms. For definitions of, and additional information (including the information required by SEC Regulation G) concerning “capital employed,” “return on average capital employed,” “projects,” “distributions to shareholders,” and other terms used in this presentation, see the “Frequently Used Terms”
on the Investors page of our website at exxonmobil.com.
Forward-looking Statements. Information concerning future events or conditions in this presentation or subsequent Q&A period are forward-looking statements. Actual future results, including capital expenditures;
business and project plans, timing, costs, and capacities; and financial and operating results or returns may differ materially due to a number of factors. These factors include:  changes in oil or gas prices and other market factors affecting the oil and gas industry; the outcome of exploration and development programs; the occurrence and duration of economic recessions; changes in law or government regulation; the outcome of commercial negotiations; actions of competitors; the development of new technology; and other factors discussed in Item 1A of ExxonMobil’s most recent  Form 10-K and under the heading “Factors Affecting
Future Results”
on the Investors page of our website at exxonmobil.com. Forward-looking statements are based on management’s knowledge and reasonable expectations as of the date hereof, and we assume no duty to update such statements as of any future date.

• As shown on slide 2, please bear our Cautionary Statement in mind during today’s discussion. 2

Agenda
Agenda
•
Key Elements of ExxonMobil’s Business Strategy
•
Shareholder Engagement
•
Long-Term Business Performance and Basis for Compensation Decisions
– Financial and Operating Performance
– Strategic Business Results
•
Annual Bonus Program
•
Restricted Stock Program
•
Scale and Scope of ExxonMobil
•
Questions and Answers
3

• Turning to the agenda on slide 3, we will begin our review with a quick recap of ExxonMobil’s key business strategies and discuss our shareholder engagement in 2012.
• The balance of the review will focus on how the compensation program is carefully designed to address the unique characteristics of our business and incentivize management to achieve long-term, sustainable shareholder value.

Key Elements of ExxonMobil’s Business Strategy
Key Elements of ExxonMobil’s Business Strategy
Best-in-class Upstream, Downstream, and Chemical businesses
•
•
•
•
•
•
4
Effective risk management, safety, and operational excellence
Integrated business model
Disciplined processes
World-class assets across all business lines
Focus on profitability and returns
Long-term approach

• ExxonMobil’s mission is to be the premier petroleum and petrochemical company in the world.  To deliver on that mission requires each of our three business lines, Upstream, Downstream, and Chemical, to be premier among their peers.
Some of the key aspects of our strategy to achieve this mission are shown on this slide.
• Our relentless attention to operational excellence supports safe, reliable, and efficient operations.  We develop and deploy systems to consistently apply the highest standards leading to best-in-class operating performance.
• We are uniquely positioned to fully harness value across our businesses through integration.  We leverage the complementary nature of each of our businesses to capture the maximum value of every molecule that moves through our hands.
• At ExxonMobil, we employ disciplined processes in everything we do, from initial resource capture, through capital project development, to ongoing operations.
• Within each of our businesses, the quality, size, and diversity of our portfolio provide unique competitive advantages to
ExxonMobil.
• We have a continued, long-term focus on maximizing profitability and returns from every asset in each of our business lines.
• This long-term approach has positioned each of our businesses to be at the top of their respective areas of competition, which allows us to maximize long-term shareholder value.
• Given the long-term nature of our industry, and ExxonMobil’s business model, it is very important to have a compensation program that effectively links executive compensation to both the performance of the business and the shareholder.

Shareholder Engagement
Shareholder Engagement
•
In 2012, more than 77 percent of votes cast were in favor of the say-on-pay resolution.
•
Wide-ranging dialogue between management and numerous shareholders, including the Company’s largest shareholders.
•
Positive shareholder feedback was received on the following:
– More than half of total compensation in equity.
– Very long stock holding periods that extend through retirement.
– Delayed payout of 50 percent of the annual bonus.
– Disclosure of six years of realized pay history (full tenure of CEO).
– Strong executive development, retention, and succession planning.
– Absence of employment contracts and change-in-control arrangements.
–
All U.S. executives (more than 1,000), including the CEO, participate in common programs (the same salary, incentive, and retirement programs).
– Improved overall disclosure of the compensation program.
5

• The Compensation Committee of the Board believes that our compensation program should not be designed in isolation.  This also means the Committee is committed to engagement between shareholders and the Company to fully understand diverse viewpoints on the topic of executive compensation.
• The Committee has carefully considered the results of the 2012 advisory vote in which more than 77 percent of votes cast supported the say-on-pay resolution (increase from 67 percent in 2011).
• The Compensation Discussion & Analysis (CD&A) and brochure describe our exchange with shareholders in 2012 both before and after the vote on executive compensation.
• The dialogue provided an excellent opportunity to exchange perspectives.
• A summary of the positive feedback we received from shareholders on our compensation program is described on this slide.

Shareholder Engagement, cont’d
Shareholder Engagement, cont’d
•
The Compensation Committee carefully considered shareholder feedback on executive compensation and identified two opportunities to enhance disclosure:
– More detailed explanation of the performance basis for determining the annual bonus program.
• In response, this year’s disclosure provides additional detail concerning the formula basis used to determine the annual bonus program.
– More explanation of the Compensation Committee’s determination that restricted stock grants with long vesting periods and risk of forfeiture provide better alignment with ExxonMobil’s business model than a short-term, formula-based method of structuring stock grants.
• In response, this year’s disclosure provides charts and expanded explanation to illustrate why we believe our current stock program aligns more closely with
ExxonMobil’s business model and the long-term interests of our shareholders.
6

Last year, we also received several questions related to the formula basis for our short-term incentive program.  We have enhanced our disclosure in response to shareholder feedback, which includes more detailed explanation of the steps to arrive at the annual bonus program.
This dialogue with shareholders also included discussion on whether the Company should consider the use of formula-based pay for the
Restricted Stock Program tied to metrics, such as one- or three-year total shareholder return (TSR).
In response to this shareholder feedback, we have enhanced our disclosure to better illustrate the direct linkage between our business model and our current long-term incentive compensation design versus a typical formula-based stock program.
      We will cover the charts related to both of these subjects later in this webinar.

Financial and Operating Performance
Financial and Operating Performance
•
Financial and operating results outlined below provide additional perspective on Company performance:
–
Earnings of $45 billion in 2012, increased by 9 percent versus 2011.  Five-year annual average of $36 billion in earnings.
–
Distributed more than $30 billion in dividends and share purchases to shareholders in 2012, for a distribution yield of 7.5 percent.  Distributed $292 billion in dividends and share purchases since the beginning of 2000.  Dividends per share increased for the 30th consecutive year.
– Industry-leading return on average capital employed of 25.4 percent, with a five-
year average of 24.4 percent.
– Improved 2012 safety and operations performance supported by effective risk management.
7

• In addition to linking long-term incentive compensation to the long-term performance of the business, the Compensation Committee also links the short-term incentive compensation to the short-term financial and operating performance.
• The financial and operating results outlined on slide 7 provide additional perspective on Company performance, as considered by the Compensation Committee.
– As noted on the slide, earnings of $45 billion in 2012, increased by 9 percent versus 2011.  Five-
year annual average of $36 billion in earnings.
– We also distributed more than $30 billion in dividends and share purchases to shareholders in
2012, for a distribution yield of 7.5 percent.  Distributed $292 billion in dividends and share purchases since the beginning of 2000.  Dividends per share increased for the 30th consecutive year.
– We once again achieved an industry-leading return on average capital employed of 25.4 percent, with a five-year average of 24.4 percent.
– Of critical importance in 2012, we improved our safety and operations performance that was supported by effective risk management.

Strategic Business Results
Strategic Business Results
•
Advanced a Strategic Cooperation Agreement with Rosneft to jointly participate in exploration and development activities in Russia, the U.S., and Canada.
•
Expansion of opportunities in Romania, Tanzania, Nigeria, Australia, and
Papua New Guinea added to the resource base.
•
Strong progress on the following major projects:
– First oil for three projects in Africa.
– Kearl Oil Sands project in Canada.
– Singapore Chemical Expansion project in Asia Pacific.
– Liquefied Natural Gas project in Papua New Guinea.
•
Expansion of unconventional acreage positions in the U.S. and Canada.
•
Restructured Downstream and Chemical holdings in Japan.
8

• Another key performance criterion underlying the compensation decisions made by the
Compensation Committee in 2012 was the progress achieved on several strategic priorities.
• The accomplishments outlined on slide 8 are expected to have a positive impact on Company performance for decades, potentially generating significant shareholder value.
– We advanced the Strategic Cooperation Agreement with Rosneft to jointly participate in exploration and development activities in Russia, the United States, and Canada.
– We expanded opportunities in Romania, Tanzania, Nigeria, Australia, and Papua New Guinea,
thus adding to our resource base.
– We achieved strong progress on the following major projects:
– Expanded our unconventional acreage positions in the liquids-rich Bakken and Woodford
Ardmore plays in the United States and signed an agreement to acquire acreage in the
Montney and Duvernay plays in western Canada.
– Restructured Downstream and Chemical holdings in Japan to further improve efficiencies and optimize returns.
• First oil for three projects in Africa with a gross capacity of 350,000 barrels per day.
• Completed construction and began commissioning activities for the Kearl Oil Sands project in Canada and the Singapore Chemical Expansion project in Asia Pacific.
• Advanced the Liquefied Natural Gas project in Papua New Guinea.

Long-Term Business Performance and
Long-Term Business Performance and
Basis for Compensation Decisions
Basis for Compensation Decisions
9
(1)   Employee and contractor safety data from participating American Petroleum Institute companies (2012 industry data not available at time of publication).
(2)   XTO Energy Inc. data included beginning in 2011.
(3)   Royal Dutch Shell, BP, and Chevron values are on a consistent basis with ExxonMobil, based on public information.  For definitions and additional information concerning the calculation of ROCE, see page 5 of the 2012 Financial Statements and Supplemental Information included with the 2013 Proxy
Statement.

• Given our objective of industry-leading performance in risk management and return on invested capital, this slide provides a scorecard of our performance over the last several years.
• The results shown here helped form the basis for compensation decisions by the Compensation
Committee.
• Chart 1:  Safety
– Lost-time injuries and illness is one of several safety, health, and environmental metrics.  We continue to substantially outperform the industry benchmark with respect to safety; a key indicator of risk management and operations excellence.  The uptick in 2011 included XTO but we have returned to near best-ever performance in 2012.
• Chart 2:  Profitability
– Return on average capital employed (ROCE) is a key metric in our industry.  ExxonMobil’s ROCE continues to far exceed the average of our competitors year after year and throughout the commodity price cycle, and is reflective of the investment decisions made by senior management over a long period of time.

3 Industry Group Total Shareholder Returns(4)

ExxonMobil
Industry Group Average(5)
(percent)
15
10
5
1 Year
3 Years
5 Years
10 Years
20 Years
30 Years

4 Compensation Benchmark Companies Total Shareholder Returns(4)

ExxonMobil
Comparator Company Average(6)
(percent)
15
10
5
1 Year
3 Years
5 Years
10 Years
20 Years
30 Years

Long-Term Business Performance and
Long-Term Business Performance and
Basis for Compensation Decisions, cont’d
Basis for Compensation Decisions, cont’d
10
(4)   TSR represents annualized returns assuming dividends are reinvested when paid.
(5)   Royal Dutch Shell, BP, and Chevron values are on a consistent basis with ExxonMobil, based on public information.
(6)   AT&T, Boeing, Chevron, Ford, General Electric, Hewlett-Packard, IBM, Johnson & Johnson, Pfizer, Procter & Gamble, United Technologies, and Verizon values are on a consistent basis with ExxonMobil, based on public information.
An analysis of historical TSR shows that one- and three-year TSR bears little correlation to prospective long-term TSR performance.

• We know from the previous slide that we have consistently generated industry-leading financial and operating performance, but the question is “How have our shareholders fared over the long term?”
• We typically compare our performance, including shareholder returns, to companies with similar size and scale in the same industry. However, given the relatively small number of U.S.-based oil and gas companies of comparable size and scale to ExxonMobil, and to provide a reasonable point of reference, we also compared TSR against the 12 companies used for benchmarking compensation.
• As you can see from the charts, ExxonMobil exceeds the average TSR of our industry competitors and compensation comparator companies across most time periods, including the more important long-term trend for 10-, 20-, and 30-year time periods.
• Our compensation strategies are designed to support long-term TSR performance as reflected in these graphs.  Some compensation models advocate the use of short-term TSR as a basis to measure business performance; however, we do not believe short-term TSR is a good predictor of sustainable growth in shareholder value in the long term.
• Page 48 of the CD&A describes an analysis that we recently conducted to validate our view that short-term
TSR is not a good predictor of future long-term TSR.
• Specifically, we measured the correlation between historical short-term TSRs (one- and three-year) and prospective long-term (10-year) TSRs for both ExxonMobil relative to the S&P 500 and ExxonMobil relative to our industry group.
• Our analysis shows that there is very low correlation between short-term relative TSR and long-term stock performance when ExxonMobil is measured against the industry or S&P 500.
• This underscores the importance of ExxonMobil’s compensation program maintaining a strong emphasis on the long-term orientation of the business.  More specifically, the compensation program discourages executives from taking short-term actions at the expense of long-term, sustainable growth in shareholder returns.

ExxonMobil

5 Average Annual Total Distribution Yield (2008–2012)[1]

(percent)
8
6
4
2
ExxonMobil
Industry Group(2)

11
•
Over the most recent five-year period, ExxonMobil average annual combined dividend and share repurchase distribution yield was 7.2 percent, more than 50 percent higher than the industry group average of 4.7 percent.
(1) Dividends and share repurchases as a percentage of beginning-of-year 2008 market capitalization.
(2) Royal Dutch Shell, BP, and Chevron values are on a consistent basis with ExxonMobil, based on public information.
Long-Term Business Performance and
Long-Term Business Performance and
Basis for Compensation Decisions, cont’d
Basis for Compensation Decisions, cont’d

• Chart 5: Annual Distribution Yield
– Compares ExxonMobil to the industry group on the basis of combined dividend and share repurchase distribution yield.
• Over the most recent five-year period, ExxonMobil had an average yield of 7.2 percent, more than
50 percent higher than the industry group average of 4.7 percent.
• This metric further demonstrates the financial strength of ExxonMobil and its ability to provide industry-leading total distributions to shareholders.
• With these short- and long-term performance results in hand, let’s now look at actual compensation awarded in 2012 and how this compensation fully aligns the interests of senior management with the interests of long-term shareholders.

CEO Compensation
CEO Compensation
12
•
Difference between “Reported Pay” and “Realized Pay” reinforces the concept that a significant portion of the CEO’s compensation is deferred, at risk of forfeiture, and dependent on future performance of the Company
CEO Reported Pay vs. Realized Pay
6 6
Year of
Compensation Reported Pay
(3)
Realized Pay
(4)
Realized Pay vs.
Reported Pay
Realized Pay as
a Percentage of
Reported Pay
2012
$ 40,266,501 $ 15,561,163 -$ 24,705,338 39%
2011
$ 34,920,506 $ 24,637,196 -$ 10,283,310 71%
2010 $ 28,952,558 $ 14,229,609 -$ 14,722,949 49%
2009 $ 27,168,317 $   8,530,165 -$ 18,638,152 31%
2008 $ 32,211,079 $ 10,212,091 -$ 21,998,988 32%
2007
$ 27,172,280 $ 12,884,308 -$ 14,287,972 47%
2006
$ 22,440,807 $   6,712,435 -$ 15,728,372 30%
        Average 43%
(3)   Reported Pay is Total Compensation based on the current reporting rules for the Summary Compensation Table.  Reported Pay for 2006-2008 includes the grant date value of restricted stock to put all years of compensation on the same basis (rather than the annual expense value that was reported in the
Summary Compensation Table for each of these years).
(4) Realized Pay is compensation actually received by the CEO during the year: salary, current portion of bonus, and all other compensation as reported in the Summary Compensation Table; payouts of previously-granted Earnings Bonus Units (EBUs); and value realized on option exercise or stock vesting as reported in the Option Exercises and Stock Vested table.  Excludes the value of new/unvested EBUs and restricted stock grants, change in pension value and non-qualified deferred compensation earnings, and other amounts that will not actually be received until a future date.

• A substantial portion of the CEO’s compensation granted by the Compensation Committee and reported in the CD&A represents an incentive for future performance, not current cash compensation.
• This long-term incentive pay will not actually be received by the CEO for many years in the future, and the value of this pay when realized may differ significantly from the amounts shown in the
Summary Compensation Table, depending on how ExxonMobil actually performs.
• Chart 6:  CEO Reported Pay vs. Realized Pay
– This chart demonstrates the long-term orientation of the compensation program.  It shows the amount of “reported pay” and “realized pay” by the CEO since his appointment in 2006.
– The “reported pay” is the total from the Summary Compensation Table and “realized pay” is the pay actually received during the year.
– The difference between “reported pay” and “realized pay” reinforces the concept that a significant portion of the CEO’s compensation is deferred and dependent on future performance of the Company.  For example, half of the shares granted in 2012 will not vest until 2022, well into retirement.
– It should also be noted that the “reported pay” includes $6 million in the annual pension accrual estimate that resulted from the reduction in the lump sum interest rate.  The actual pension value will be determined at retirement based on the interest rate in place at that time.
An increase in the interest rate would reduce the lump sum value of pension benefits.
– “Realized pay” as a portion of reported pay averaged 43 percent (range 30 percent to 49 percent) from 2006 to 2012.
– The “realized pay” column includes the value realized from the exercise of stock options that were granted in 2001 and in prior years.  In 2011, 39 percent ($9.6 million) of “realized pay”
resulted from the exercise of the last options granted to the CEO; the execution of those options reflects the impact of ExxonMobil stock appreciation since 2001.
– ExxonMobil has not granted any stock options to the CEO or any other employee since 2001.

CEO Compensation, cont’d
CEO Compensation, cont’d
13
CEO Realized Pay vs. Reported Pay –
ExxonMobil vs. Compensation Benchmark Companies
(1)   Comparator companies consist of:  AT&T, Boeing, Chevron, Ford, General Electric, Hewlett-Packard, IBM, Johnson & Johnson, Pfizer,
Procter & Gamble, United Technologies, and Verizon.
(2) Realized Pay is compensation actually received by the CEO during the year.  Amounts reported for ExxonMobil are as shown on the prior slide.
Amounts for other companies above include:  salary, bonus, non-equity incentive plan compensation, and all other compensation as reported in the Summary Compensation Table, plus value realized on option exercise or stock vesting as reported in the Option Exercises and Stock Vested table.  Excludes the value of new/unvested stock, option, and other plan-based awards; change in pension value and non-qualified deferred compensation earnings; and other amounts that will not actually be received until a future date.
(3) Reported Pay is Total Compensation as reported in the Summary Compensation Table.  The values shown correspond to the companies with the highest, middle, and lowest realized pay values.
($ in thousands)
Realized Pay
(2)
Reported Pay
(3)
Realized Pay as
a Percentage of
Reported Pay
Highest $ 68,443 $ 20,956 327%
Middle $ 20,455 $ 25,806 79%
Lowest $  1,994 $ 15,362 13%
ExxonMobil $ 15,561 $ 40,267 39%
Position 9 of 13 1 of 13
Rank (Percentile) 33 100
(1)

• We recently completed an analysis of 2012 CEO “realized pay” versus “reported pay” for our compensation benchmark companies.
• The “realized pay” column illustrates that ExxonMobil’s CEO was at the 33rd percentile (rank 9 of 13) compared to the 12 compensation benchmark companies in 2012, with the middle at just over $20 million and a high of just over $68 million.  This underscores the unique, long-term orientation of our compensation program.
• The column labeled “reported pay” shows the total compensation based on the current reporting rules for the
Summary Compensation Table.
• The primary difference between “realized pay” for ExxonMobil and the comparator companies is the longer orientation of our pay program.
• To put the long-term nature of ExxonMobil’s realized compensation values into perspective, the stock awards that vested in 2012 represented 50 percent of a grant made in 2007.
• Not only does this longer-term orientation support our business model, it is also a key ingredient in our strategy to retain our executive talent.
• As you can see,  the CEO’s pay on the Summary Compensation Table can be very different from actual “take home” compensation in any given year.  We believe the best way to understand these  differences is to assess multiple consecutive  years of “realized pay” versus “reported pay” as we illustrated in the prior chart.

ExxonMobil

7 CEO Reported Pay vs. TSR

CEO Pay(3)
Total Shareholder Return(5)
(percent)
40
30
20
10
0
–10
–20
2006
2007
2008
2009
2010
2011
2012

CEO Compensation, cont’d
CEO Compensation, cont’d
14
(3) Reported Pay is Total Compensation based on the current reporting rules for the Summary Compensation Table.  Reported Pay for 2006-2008 includes the grant date value of restricted stock to put all years of compensation on the same basis (rather than the annual expense value that was reported in the
Summary Compensation Table for each of these years).
(5)   TSR represents annualized returns assuming dividends are reinvested when paid.
CEO Pay Alignment
•
The following chart illustrates how the percent change in “Reported Pay” has tracked ExxonMobil’s TSR during the current CEO’s tenure.

• Chart 6:  CEO Reported Pay vs. TSR
– This chart illustrates how the percent change in “reported pay” has tracked ExxonMobil’s total shareholder returns (TSR) during the current CEO’s tenure.
– There is a strong correlation between CEO pay and ExxonMobil stock performance.
– In 2012, the lag effect in CEO “reported pay” versus TSR is because of the impact of the pension accrual number, as discussed on page 12 of this presentation.

ExxonMobil

Earnings Change(1) (Annual Percent Change)

× Two-Thirds(2)

= Percent Change in Annual Bonus Award Program(3)

ExxonMobil Earnings
Bonus Award Program
(percent)
100
80
60
40
20
0
-20
-40
-60
-80
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012

Annual Bonus Program
Annual Bonus Program
15
•
Annual bonus for CEO
increased 5 percent in 2012
compared to a 9-percent
increase in corporate
earnings.
•
Annual bonus program based
on the annual percentage
change in projected net
income according to a formula.
•
Bonus formula has been
consistently applied in each of
the last 11 years, including
years in which earnings
declined.
(1)
Since bonuses are granted in late November of each year, the formula relies on a projection of calendar year earnings just prior to the grant.
(2)
The purpose of the two-thirds adjustment is to mitigate the impact of commodity price swings on short-term earnings performance.
(3)
The earnings projection for 2012 versus the projection for 2011 was +7 percent (7% x 2/3 = 5% change in annual bonus award program).

• Since 2002, the annual bonus program for more than 1,600 executives worldwide, including the CEO, has been based on the annual percentage change in projected net income of the Corporation according to the formula shown on this slide.  The net income (earnings) performance is tempered (2/3 x earnings) to mitigate the impact of commodity price swings on short-
term earnings performance.
• The bonus program size is a small percentage of corporate earnings (0.6 percent in 2012).
• Chart 8: Percent Change in Earnings vs. Percent Change in Bonus Award Program
– The line graph displays the consistent application of the bonus formula in each of the last 11 years, including years in which earnings declined.
• We benchmark the bonus program, along with all other compensation, to ensure alignment with the market (as described beginning on page 42 of the CD&A).
• Actual individual bonus awards are differentiated based on pay grade and individual performance assessment.  For this reason, the annual change in an executive’s bonus may not always track the percentage change in the bonus program.
• The CEO’s 2012 bonus was aligned with the formula and was based on the Compensation Committee’s assessment of the
CEO’s performance as strong, which was heavily influenced by financial and operating results and progress on strategic priorities.

Annual Bonus Program, cont’d
Annual Bonus Program, cont’d
16
50 percent of annual bonus is delayed until ExxonMobil’s cumulative EPS reach a specified level ($6.25).
EPS threshold has been raised steadily over the years (e.g., $3.00 in 2001).
This delayed bonus feature further aligns the interests of senior executives with sustainable growth in shareholder value.
•
Delayed Bonus Feature:
•
Annual Bonus as a Percentage of Total Pay:
Small portion (12 percent for CEO in 2012) of total compensation to reflect the
Committee’s continuing emphasis on the long term.
Long-term, stock-based compensation represents 49 percent of total compensation, and
72 percent of total compensation when the pension accrual is excluded.
•
Recoupment:
Annual bonus, including delayed portion, is subject to recoupment in the case of a material negative restatement of the Corporation’s financial or operating results.
_
_
_
_
_

• The annual bonus award is split into two components; a cash award which pays out immediately and a delayed award that pays out when ExxonMobil’s cumulative earnings per share reach a specified level.
• Delayed Bonus Feature: For CEO, the 2012 bonus was $4.6 million, half of which was paid at grant date and the other half will not pay out until cumulative earnings per share reach $6.25 (vs. $6.00 in 2011).  The bonus in total is up 5 percent from last year compared to a 9-percent increase in earnings.
– The earnings-per-share threshold has been raised steadily over the years.  For example, it was $3.00 in 2001.
This delayed bonus feature further aligns the interests of senior executives with sustainable growth in shareholder value.
• Annual Bonus as a Percentage of Total Pay: The bonus is designed to reflect a small percentage of total compensation (12 percent for the CEO in 2012) to help keep the emphasis on the long-term orientation of the business.
• Recoupment: The annual bonus is also subject to recoupment in the case of a material negative restatement of the
Corporation’s financial or operating results.

Annual Bonus Program, cont’d
Annual Bonus Program, cont’d
17
Summary of Three Performance Factors that Determine Annual Bonus
1. Award program varies based on
annual earnings
as previously
2. Award program differentiates bonus based on
individual performance
3. Fifty percent of bonus is delayed until
cumulative earnings per share
described.
assessment
reach a specified level.
.
,

• In summary, the bonus program is determined annually as follows:
– Annual change in bonus program determined by earnings performance, and tempered (2/3 x earnings) to account for commodity prices.
– Specific individual award amounts are then determined by comprehensive individual performance assessment process.
– The Compensation Committee goes one step further by delaying 50 percent of annual bonus amount and tying it to an earnings-per-share (EPS) trigger; there are not two bonuses – there is one bonus, half of which is subject to this delay feature.
– $6.25 cumulative EPS trigger is not meant to be a target but supportive of ongoing performance and continuous improvement.
– During the delayed period, awards are subject to forfeiture.

ExxonMobil

9 **Typical ExxonMobil Project Net Cash Flow**

(billions of dollars)
1.5
1.0
0.5
0
–0.5
–1.0
–1.5
–2.0
–2.5
Cash Flow
Investment
0 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21
YEAR

Restricted Stock Program
Restricted Stock Program
Risk Management and Investments    Risk Management and Investments
18
•
Business model is characterized by significant capital intensity, operational risk, and long investment lead times that can span multiple decades.
•
ExxonMobil expects to invest $190 billion over the next five years.

• Due to the nature of our industry and size of ExxonMobil, our senior executives are responsible for making very large capital investments that generate attractive returns on capital employed for many years into the future.
• These capital investments, including more than $39 billion in 2012, can take 10+ years to generate revenues and shareholder value.  We expect to invest approximately $190 billion over the next  five years to continue to exploit our diverse worldwide resource base and markets.
– This level of spend requires a disciplined and selective strategy of investment.  It also requires strong project execution and risk management.  The restricted stock program reinforces these priorities.
– This level of investment far exceeds the investments by most other companies across all industries.
• Chart 9:  Project Cash Flow
– This chart is an example of the annual investment required and the cash flow generated by a typical ExxonMobil project. You will see this chart again later as we describe its connection to our restricted stock program.

•
ExxonMobil’s stock program is unique in how it effectively links executive pay to our business model and the interests of long-term shareholders.
•
This linkage is achieved by granting more than half of annual compensation in the form of restricted stock.
– 50 percent not vesting until 10 years after grant or retirement, whichever is later.
– Remaining 50 percent of the shares not vesting until five years after grant.
•
Substantial portion of an executive’s compensation is held in the form of ExxonMobil stock for many years after the executive retires.
– For example:
Restricted Stock Program
Restricted Stock Program
ExxonMobil Restricted Program   ExxonMobil Restricted Program
19
What if we compare the ExxonMobil Restricted Stock Program
with a formula-based alternative?
•
Half of the shares granted to the CEO in 2002 will not vest until January 2018, or 15 years later.
•
Half of the shares granted to the CEO in 2012 will not vest until 2022, well after retirement.
– Vesting is not accelerated for any reason other than death.

• ExxonMobil’s Long-Term Program Design:
– ExxonMobil’s stock program aligns with long investment lead times by granting restricted stock with long vesting periods.
– Half of the CEO’s reported compensation is in restricted stock (or 72 percent when the pension accrual is excluded) with vesting periods far longer than most companies across industries; 50 percent in 10 years or retirement, whichever is later, and 50 percent in five years.
– This means that a substantial portion of an executive’s compensation will continue to be held in the form of
ExxonMobil stock for many years after the executive retires.
– As an illustration of these long vesting periods, half of the shares granted to the CEO in 2002 will not vest until
January 2018, or 15 years later.  2018 marks the first calendar year after the CEO reaches mandatory retirement age in 2017.  Also, as indicated earlier, half of the shares granted in 2012 will not vest until 2022, well after retirement.
19
– Vesting is not accelerated for any reason other than death.
• ExxonMobil’s Long-Term Program Design vs. a Formula-Based Program:
– Some shareholders have suggested that ExxonMobil consider using a formula-based measure of relative performance to increase the variability of our restricted stock payouts, or vesting.  Several of our competitors in the oil/gas industry use a TSR ranking method with a three-year performance period.
– We have tested various approaches against our business model.  Specifically, we tested whether a three-
year formula-based approach would match the requirements of our business model.
– The observations of our analysis are described on the following slides.

ExxonMobil

10 Shares Vested by Year

ExxonMobil
Alternate
(number of shares)
300
250
200
150
100
50
Retirement assumed in Year 12
1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21
YEAR

•
A key observation is the potential
for the alternate formula-based
program with a short-term focus
to result in unintended
consequences:
– Rewarding short-term
performance that bears little
correlation to long-term
sustainable growth in
shareholder value.
– Diminished focus on long-term
operations integrity.
– Incentive to underinvest in the
business to achieve short-term
TSR results.
– Incentive to take excessive risks.
• ExxonMobil case represents an annual grant of restricted stock per normal vesting provisions.
• Alternate case represents an annual grant of the same target number of shares vesting on the third anniversary of the grant date, according to a relative three-year TSR rank versus our primary competitors.
• Payout factors:  Rank 1 = 200 percent; Rank 2 = 150 percent; Rank 3 =
50 percent; and Rank 4 = 0 percent.
• TSR ranking determined by Monte Carlo simulation with equal probability of each rank outcome; method consistent with U.S. GAAP accounting principles for valuing performance stock awards.
Restricted Stock Program
Restricted Stock Program
ExxonMobil Program vs. Alternate Formula-Based Program, cont’d

Shares vest on the third anniversary.
Percentage of target shares vesting depends on ExxonMobil’s relative three-year TSR rank versus primary competitors –
Royal Dutch Shell, BP, and Chevron.
Payout factors:  Rank 1 = 200 percent; Rank 2 = 150 percent; Rank 3 = 50 percent; and
Rank 4 = 0 percent.
TSR ranking determined by Monte Carlo simulation consistent with U.S. GAAP accounting principles for valuing performance stock awards.
Rewarding short-term performance that bears little correlation to long-term sustainable growth in shareholder value.
Diminished focus on long-term operations integrity.
Incentive to underinvest in the business to achieve short-term TSR results.
Incentive to take excessive risks.
20
• Chart 10:  Shares Vested by Year
– This chart helps illustrate the share payout profile of the three-year formula method versus our current approach.
– In this example, the red shading indicates the ExxonMobil case of an annual grant of restricted stock per the normal vesting schedule of 50 percent in five years and 50 percent in 10 years or retirement, whichever is later.
– The alternate method (blue line) represents an annual grant of the same target number of shares vesting on the third anniversary of the grant date, according to a relative-TSR formula in which:
A key observation is the potential for the alternate formula-based program with a short-term focus to result in unintended consequences such as:

•
ExxonMobil design better aligns
with the lead times and risks of
our business.
•
Alternate design introduces high
degree of variability and earlier
payout:
– Misaligned with ExxonMobil
investment profile.
– Could result in overemphasis on
short-term business performance
at the expense of sustainable risk
management and long-term
business results.
•
Sustainable growth in shareholder
value relies on strong alignment
between the design of
compensation and the ExxonMobil
investment profile.
Restricted Stock Program
Restricted Stock Program
ExxonMobil Program vs. Alternate Formula-Based Program, cont’d
21

• Chart 11: Integration of Project Net Cash Flow and Compensation Program Design
– This chart combines the prior two charts showing project net cash flow and vested shares to illustrate the relationship between the investment profile of a typical ExxonMobil project and the vesting profiles of the ExxonMobil stock program and the alternate method.
– This chart also illustrates how the ExxonMobil design of granting and vesting stock better aligns with the lead times and risks of our business.
– The high degree of variability of the alternate method (blue line) and earlier payout are misaligned with the investment profile of a typical ExxonMobil project and could result in an overemphasis on short-term business performance at the expense of sustainable risk management and long-term business results.
– Sustainable growth in shareholder value relies on a strong alignment between the design of compensation and the
ExxonMobil investment profile shown in the chart.
– Approximately 70 percent of a senior executive’s cumulative shares granted over the illustrated time period will be unvested and at risk during employment under the ExxonMobil program, versus approximately 30 percent for the alternate case.  After retirement, the ExxonMobil executive will continue to have shares unvested and at risk of forfeiture for 10 years.
– We have discussed the possibility of assigning a formula to these long vesting periods; however, the challenge is that
designing a credible compensation formula requires having some reasonable line of sight.   When mapping a formula to a
10- to 15-year vesting period, there are too many unknown variables that could result in unintended consequences.
– We believe the current method with unparalleled vesting periods provides a much higher risk profile than three-year formula-based incentive awards.

Restricted Stock Program
Restricted Stock Program
ExxonMobil Restricted Program    ExxonMobil Restricted Program
•
Alignment with Long-Term Shareholders
– Executive’s compensation is at risk in a way that is similar to the risk assumed by long-term shareholders.
– Our compensation program is intended to drive business decisions by executives that are consistent with the priorities of long-term shareholders.
•
Hold Through
Retirement
– Substantial portion of compensation is held in the form of ExxonMobil stock for many years after the executive retires.
•
Risk of Forfeiture
– In the oil and gas industry, management decisions on large, capital-intensive projects affect financial and operating results for decades into the future.
– Thus, to motivate executives to achieve the best long-term results the holding periods and the risk of forfeiture of these stock-based awards extend beyond retirement and are far longer than most other companies.
22

• Alignment with Long-Term Shareholders:
– The underlying premise of this design feature is to encourage a “mindset” among senior executives that aligns with the interests of long-term shareholders.
– This compensation strategy puts the value of an executive’s compensation at risk in a way that is similar to the risk assumed by long-term shareholders, and it ensures that business decisions made by executives are consistent with the priorities of long-term shareholders.
– This compensation strategy also ensures that the majority of compensation granted over multiple years and the shareholding net worth of senior executives are linked to the performance of ExxonMobil stock and resulting shareholder value.
– The program also reinforces our retention strategy.  This retention strategy in combination with our management development and succession planning programs helps achieve continuity of leadership.
• Hold Through Retirement:
– This design results in a hold through retirement feature; as indicated, this is unique relative to most other company compensation strategies, particularly for such a large percentage  of total compensation.
• Risk of Forfeiture:
– In the oil and gas industry, management decisions on large, capital-intensive projects affect financial and operating results for decades into the future.
– The performance feature of the stock grant is substantially reinforced by the risk of forfeiture provision that is in place for the entire period of the vesting term, which is beyond retirement.

Scale and Scope of ExxonMobil
Scale and Scope of ExxonMobil
23
12 12
($ billions)
Revenue
(2)
Market Capitalization Assets
(3)
Net Income
(4)
Comparator Companies
Median ($) 110 185 140 10.7
75th Percentile ($) 129 198 208 13.9
90th Percentile ($) 144 216 233 16.4
ExxonMobil ($) 421 390 334 44.9
ExxonMobil Rank (percentile) 100 100 100 100
ExxonMobil - Multiple of Median 3.8x 2.1x 2.4x 4.2x
ExxonMobil - Multiple of Median 2.9x 1.6x 1.5x 3.2x
To further illustrate the size and scale challenge, the following demonstrates the ratio of financial values managed for each dollar of compensation paid to the CEO of ExxonMobil relative to the CEOs of comparator companies: (5)
Scale of ExxonMobil vs. Compensation Benchmark Companies
(1)
(1) Comparator companies consist of:  AT&T, Boeing, Chevron, Ford, General Electric, Hewlett-Packard, IBM, Johnson & Johnson, Pfizer, Procter & Gamble,
United Technologies, and Verizon.  These comparator companies have been selected based on their alignment with ExxonMobil’s current business circumstances, as described in more detail beginning on page 42 of the CD&A.  Financial data estimated based on publicly available information.  Market capitalization is as of December 31, 2012.
(2)
Trailing twelve months (TTM); excludes excise taxes and other sales-based taxes, if applicable.
(3)
Excludes General Electric due to lack of comparability resulting from how assets are quantified and reported for its financial business.
(4)
Trailing twelve months (TTM).
(5) For consistency, CEO compensation is based on most recent one-year total compensation as disclosed in the Summary Compensation Table of the proxy statements filed as of January 1, 2013.

• The Compensation Committee believes that performance should be the primary basis on which compensation decisions are made, particularly annual changes in compensation.
• At the same time, the Committee believes that the compensation program should recognize that our senior executives are responsible for managing a larger investment on behalf of shareholders relative to that of most other large, publicly traded companies.
• The geographic scope involves conducting business in over 120 countries and territories.
• This table puts into perspective the scale, scope, and complexity of ExxonMobil versus our comparator companies and the ratio of financial values managed for each dollar of compensation paid to the CEO of ExxonMobil relative to the CEOs of comparator companies.

Vote ‘FOR’
Vote ‘FOR’
Item 3: Advisory Vote to Approve
Item 3: Advisory Vote to Approve
Executive Compensation
Executive Compensation
•
ExxonMobil’s compensation program supports a business model that has weathered volatile commodity prices and industry business cycles for many years.
•
Our compensation program has contributed to a culture of performance, integrity, reliability, and consistency.
•
Our compensation program is designed to ensure that executives maintain an unwavering focus on the long-term performance of the business and the interests of shareholders.
YOUR VOTE IS IMPORTANT:  PLEASE VOTE ‘FOR’
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
24

• In conclusion, ExxonMobil’s compensation program supports a business model that has weathered volatile commodity prices and industry business cycles for many years and consistently generated industry-leading financial and operating performance and shareholder returns over a very long time.
• The compensation program contributes to a culture of performance, integrity, reliability, and consistency.  We hope that you as shareholders recognize that the compensation program has been a key ingredient in achieving these objectives.
• Our compensation program is designed to ensure that executives maintain an unwavering focus on the long-term performance of the business and the interest of shareholders.
• On behalf of your Board of Directors, we recognize your vote is important, and encourage you to carefully consider the information provided today and vote FOR the advisory vote to approve executive compensation.

Questions and Answers Questions and Answers 25

• That concludes our prepared remarks. We would now be happy to take your questions. 25